UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate Box:
    [X]      Preliminary Information Statement
    [ ]      Confidential, for use of the Commission Only (as permitted by
             Rule 14c-5(d)(2))
    [ ]      Definitive Information Statement

                             PARK CITY GROUP, INC.
                 ----------------------------------------------
                 (Name of Registrant As Specified In Its Charter

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:
    (1) Title of each class of securities to which transaction applies: NA
    (2) Aggregate number of securities to which transaction applies: NA
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
    (4) Proposed maximum aggregate value of transaction: NA
    (5) Total Fee Paid: NA
        [ ] Fee paid previously with preliminary materials
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.
            (1) Amount Previously Paid: $0
            (2) Form, Schedule or Registration Statement No. NA
            (3) Filing Party: NA
            (4) Date Filed: NA


        Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
            257 East 200 South, Suite 700, Salt Lake City, UT 84111;
                      Tel: 801-532-2666, Fax: 801-355-1813

                              PARK CITY GROUP, INC.
                           333 Main Street, Suite 300
                               Park City, UT 84060

          NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING
--------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

         Notice is hereby given that Park City Group, Inc. plans to take certain corporate action pursuant to the written consent of our Board of Directors and the holders of a majority of our outstanding voting securities ("Majority Stockholders"). The action we plan to take is to (i) amend our Articles of Incorporation to decrease the number of shares of common stock which we are authorized to issue from 500,000,000 to 50,000,000 (the "Decreased Capital Proposal"), and (ii) amend our Articles of Incorporation to effect a one-for-fifty reverse split of our issued and outstanding shares of common stock ("Reverse Split Proposal").

         On June 26, 2006, our Board of Directors unanimously approved the Decreased Capital Proposal and the Reverse Split Proposal and the Majority Stockholders have consented in writing to each of such proposals.

         Both the Decreased Capital Proposal and the Reverse Split Proposal will be affected through amendments to our Articles of Incorporation.

         The Board of Directors has fixed the close of business on July 7, 2006, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

July 7, 2006

                                              By Order of the Board of Directors

                              PARK CITY GROUP, INC.
                           333 Main Street, Suite 300
                               Park City, UT 84060
                        PRELIMINARY INFORMATION STATEMENT
                                  July 7, 2006

           This Information Statement is being provided to you by the
                   Board of Directors of Park City Group, Inc.
                              ---------------------

         This Information Statement and the Notice of Action Taken Without a Stockholders' Meeting (jointly, the "Information Statement") is furnished by the Board of Directors of Park City Group, Inc. ("We," "Us" or "Park City Group"), a Nevada corporation, to the holders of the Park City Group's common stock at July 7, 2006 (the "Record Date") to provide information with respect to action taken by the written consent of the Majority Stockholders. The Majority Stockholders approved by written consent, proposals to:

         o amend our Articles of Incorporation to decrease the number of shares of common stock which we are authorized to issue from 500,000,000 to 50,000,000, and

         o amend our Articles of Incorporation to effect a one-for-fifty reverse split of our common stock ("Reverse Stock Split").

         Because the Reverse Split will reduce the holdings of some stockholders to a fractional amount below one (1) share and will create for others a fractional amount because their shareholdings before the reverse split are not evenly divisible by 50, those shareholders with fractional shares will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive cash in lieu of fractional shares based on the market price of the stock on the date the reverse stock split becomes effective. The terms of the Reverse Split provide that each fifty (50) of the outstanding shares of our common stock on the date of the Reverse Split will be automatically converted into one (1) share of our common stock, thereby reducing the number of shares of common stock issued and outstanding. The Reverse Split does not change the $0.01 par value designation of our common stock. The Reverse Split does not change the number of shares of our common stock authorized for issuance; however, the Decreased Capital Proposal does decrease the number of shares of our common stock authorized from 500,000,000 to 50,000,000.

         The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold a special meeting of stockholders. All required corporate approvals of the Decreased Capital Proposal and the Reverse Split Proposal have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

         We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

              INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
                              TO MATTERS ACTED UPON

         We are not aware of any interest that would be substantially affected through the adoption of the Decreased Capital Proposal or Reverse Split Proposal whether adversely or otherwise.

                                VOTING SECURITIES

         As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of common stock, par value $.01 per share, and 30,000,000 shares of preferred stock, par value $.01 per share. At July 5, 2006, there were 446,561,686 shares of common stock outstanding and no shares of preferred stock outstanding.

         Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote. We have obtained the written consent of the Majority Stockholders representing 226,943,119 votes on the Reverse Split Proposal.


                    AMENDMENT TO ARTICLES OF INCORPORATION TO
                             DECREASE CAPITAL STOCK

General

         Our Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to decrease the number of shares of common stock which we are authorized to issue from 500,000,000 to 50,000,000. Our Board has recommended to our Majority Stockholders that they vote in favor of the Decreased Capital Proposal and our Majority Stockholders have voted in favor of the Decreased Capital Proposal. The votes of our Majority Stockholders were obtained by written consent.

Consent Required

         Approval of the Decreased Capital Proposal, through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of the outstanding voting shares. The Majority Stockholders beneficially own 226,943,119 shares of our common stock representing approximately 50.8% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date. The Majority Stockholders have given their written consent to the Decreased Capital Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Amendment

         Our Board of Directors and the Majority Stockholders have voted to amend Article V of our Articles of Incorporation to read as follows:

                        (Beginning of Amended Article V)

                                    ARTICLE V
                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock that the Corporation has the authority to issue is 80,000,000 shares that are divided into two classes as follows:(1) 30,000,000 shares of Preferred Stock (Preferred Stock) $.01 par value per share, and (2) 50,000,000 shares of Common Stock (Common Stock) $.01 par value per share. This Corporation is authorized to issue two classes of shares. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the Stockholders.

         The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Nevada Revised Statutes, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those shares of the series of the same class

                           (End of Amended Article V)

Reasons for Decrease in Capital

         We currently have 500,000,000 shares of common stock authorized and 446,561,686 shares of common stock issued and outstanding. Subsequent to the effective date of the Reverse Split, we will have approximately 8,931,234 shares of common stock issued and outstanding and 976,793 shares issuable upon the exercise of outstanding warrants, options and other convertible securities. We do not anticipate that for the foreseeable future following the Reverse Split we will need to have 50,000,000 shares authorized. By reducing the number of shares authorized we anticipate that our filing fees in Nevada will be reduced,

         Rather than reduce the number of shares of our common stock authorized on the same basis as the Reverse Split (1-for-50), we believe that it is in the best interests of Park City Group and its shareholders to have sufficient shares authorized to be available, if needed, for future financings and other transactions without the delay and expense associated with holding a special meeting of stockholders.

         We are actively seeking to expand our business by acquiring other companies and additional shares will likely be issued as part of such an acquisition if we are successful in obtaining other businesses. We have no other specific plans at this time to issue additional shares of common stock.

         The Board of Directors is authorized to issue any of the additional shares of common stock and preferred stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the common stock and preferred stock may be listed. At the present time, the common stock and the preferred stock are not listed with any exchange.

         There are certain advantages and disadvantages of maintaining 50,000,000 shares of our authorized common stock. The advantages include:

         o The ability to raise capital by issuing capital stock in financing transactions.

         o The ability to fulfill our obligations by having common stock available upon the exercise of outstanding options and warrants.

         o To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

         o The issuance of authorized but unissued stock could be used to deter a potential takeover of Park City Group that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

         o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Blank Check Preferred Stock

         Neither the Decreased Capital Proposal nor the Reverse Split Proposal will have any effect on our authorized preferred stock. We will continue to have authorized 30,000,000 shares of preferred stock. Our class of preferred stock is "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance without further stockholder approval. The authorization of such blank check preferred stock permits the Board of Directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Park City Group and its stockholders.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                 TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

General

         Our Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to effect a reverse stock split, pursuant to which every fifty (50) shares (the "Old Shares") of our outstanding common stock would be exchanged for one new share (the "New Shares") of common stock.

         The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Reverse Stock Split will be affected simultaneously for all shares of common stock and the Exchange Number will be the same for all shares of common stock. Upon the effectiveness of the Reverse Stock Split, each option or warrant right for common stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the Reverse Stock Split, multiplied by the Exchange Number.

         Our Board has recommended to our Majority Stockholders that they vote in favor of the Reverse Split Proposal and our Majority Stockholders have voted in favor of the Reverse Stock Split Proposal. The votes of our Majority Stockholders were obtained by written consent.

         The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

Consent Required

         Approval of the Reverse Split Proposal, through an amendment to our Articles of Incorporation, requires the consent of the holders of a majority of the outstanding voting shares. The Majority Stockholders beneficially own 226,943,119 shares of our common stock representing approximately 50.8% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date. The Majority Stockholders have given their written consent to this Reverse Split Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Amendment

         Our Board of Directors and the Majority Stockholders have voted to further amend Article V of our Articles of Incorporation to add the following language to the amended Article V stated above:

         REVERSE STOCK SPLIT. At the effective time of the filing of the Certificate of Amendment to Certificate of Incorporation of the Corporation with the Secretary of State of the State of Nevada pursuant to the General Corporation Law of the State of Nevada (the "Effective Time"), each share of the Corporation's Common Stock, par value $0.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-fiftieth (1/50) of a share of Common Stock, par value $0.01 per share (the "New Common Stock"), of the Corporation. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one- fiftieth (1/50). No fractional shares of New Common Stock of the Corporation shall be issued. Each holder of Old Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, receive, upon surrender to the exchange agent of certificates representing such shares, cash in lieu of fractional shares based on the market price of the stock on the date the reverse stock split becomes effective.

Board Discretion

         The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the Reverse Stock Split is no longer in Park City Group's best interests or the best interests of our stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to,

         o        overall trends in the stock market;

         o recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments; and

         o        our actual and projected financial performance.

Reasons for the Reverse Stock Split

         The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of Park City Group's common stock. The Board of Directors believes that doing so may improve the perception of Park City Group common stock as an investment and enable Park City Group common stock to appeal to a broader range of investors. Park City Group believes that a number of institutional investors are unwilling to invest, and in some cases, have internal policies prohibiting them from investing, in lower priced stocks.

Park City Group also believes that many brokerage firms are reluctant to recommend lower priced stocks to their clients. Because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of Park City Group's common stock can result in shareholders paying transaction costs that are a higher percentage of their total share value than would be the case if Park City Group's common stock were priced substantially higher. This may limit the willingness of investors to purchase Park City Group common stock. By affecting the Reverse Stock Split, we believe we may be able to raise the trading price of our common stock to a level at which Park City Group's common stock could be viewed more favorably by potential investors. If the Reverse Stock Split results in an increased trading price and increased investor interest, the Board of Directors believes that shareholders may benefit from improved trading liquidity of Park City Group's common stock.

Certain Effects of the Reverse Stock Split

         The Reverse Stock Split will not affect the par value of the common stock. As a result, on the Effective Date (as defined below) of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio of one to fifty (50), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

         Upon the effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase, as reflected in the following table:

                                         PRIOR TO REVERSE      AFTER REVERSE
                                            STOCK SPLIT         STOCK SPLIT
                                        -------------------- ----------------
Number of shares of common stock:
   Authorized                               500,000,000         50,000,000
   Outstanding                              446,561,686          8,931,234
   Reserved for issuance(1)                  48,839,624            976,793
   Available for future issuance              4,598,690         40,091,973

(1) Includes: (i) 44,841,935 shares issuable upon the exercise of outstanding warrants and (ii) 3,997,689 shares issuable upon the exercise of outstanding options granted under the Company's Non-Qualified Stock Option and Stock Incentive Plan. The foregoing share amounts are as of the Record Date and do not give effect to the reverse stock split.

         As of the effective time of the Reverse Stock Split, each issued and outstanding share of Park City Group common stock would immediately and automatically be reclassified and reduced into one-fiftieth of a share of Park City Group common stock.

         Except to the extent that the Reverse Stock Split would result in any shareholder receiving cash in lieu of fractional shares described below, the reverse stock split will not:

         o affect any shareholder's percentage ownership interest in Park City Group;

         o        affect any shareholder's proportionate voting power;

         o substantially affect the voting rights or other privileges of any shareholder; or

         o alter the relative rights of common shareholders, option holders, warrant holders or holders of equity compensation plan awards.

         The principal effects of the reverse stock split are:

         o the number of shares of common stock issued and outstanding will be reduced by a factor of fifty;

         o the per share exercise price will be increased by a factor of fifty, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, restricted stock awards, restricted stock units, performance share units, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of Park City Group common stock; and

         o the number of shares authorized and reserved for issuance under Park City Group's existing equity compensation plans and employee stock purchase plan will be reduced proportionately.

         Stockholders should also recognize that if the Reverse Stock Split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number. While we expect that the Reverse Stock Split will result in an increase in the market price of the common stock, there can be no assurance that the reverse stock split will increase the market price of the common stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price, which is dependent upon many factors, including our performance and prospects. Also, should the market price of the common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that liquidity in the market price of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of our stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock
Certificates

         If the Board still believes that the Reverse Stock Split is in the best interests of Park City Group and its stockholders, we will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of Park City Group. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been affected. Our transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Park City Group. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

No Fractional Shares

         No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive cash in lieu of fractional shares based on the market price of the stock on the date the reverse stock split becomes effective.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

         No gain or loss should be recognized by a stockholder of Park City Group upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

                               DISSENTERS' RIGHTS

         There are no dissenters' rights applicable to the amendment of our Articles of Incorporation relating to Decreased Capital Proposal or the Reverse Split Proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information regarding shares of our Common Stock beneficially owned as of July 7, 2006 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 30, 2006, for each person or entity that is known to beneficially own more than 5 percent of the Common Stock. As of June 30, 2006, there were 446,561,686 shares of Common Stock outstanding.

                                                           Amount of
   Title of                                               Beneficial      Nature of      Percent of
    Class       Name and Address of Beneficial Owner       Ownership      Ownership        Class
    -----       ------------------------------------       ---------      ---------        -----
    Common      Randall K.  Fields, Park City, Utah       24,360,278        Direct          5.46%
    Common      Riverview Financial Corp., Park City,
                Utah (1)                                 192,256,976 (2)    Direct         43.05%
                                                         -----------                      ------
                         Total                           216,617,254                       48.51%
                                                         ===========                      ======

(1) Randall K. Fields is the president and 100% shareholder of Riverview Financial Corp.

Security Ownership of Management

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of June 30, 2006, for each of the directors, each of the Named Executive Officers, and all directors and executive officers as a group. As of June 30, 2006, there were 446,561,686 shares of Common Stock outstanding.

                                                              Amount of
   Title          Name, Position and Address of               Beneficial        Nature of          Percent of
  of Class        Beneficial Owner                            Ownership(1)      Ownership            Class
  --------        ----------------                            ------------      ---------            -----
Common            Randall K. Fields, CEO, Chairman and       216,617,254 (3)   Direct and             48.51%
                  Director                                                      Indirect
                  Park City, Utah

Common            Edward C. Dmytryk, Director                  2,273,627 (4)     Direct                    *
                  Ocala, Florida

Common            Thomas W. Wilson Jr., Director              14,677,572 (5)     Direct                3.29%
                  Westport, Connecticut

Common            William Dunlavy, CFO                         6,615,677 (6)     Direct                1.48%
                  Park City, Utah

Common            Shaun Broadhead, Director of Research        3,300,783 (7)     Direct                    *
                  and Development
                  Heber, Utah

Common            Carolyn Doll, VP of Marketing                3,150,783 (8)     Direct                    *
                  Heber, Utah

Common            Executive Officers & Directors as a        242,635,696                              54.33%
                  Group                                                                               ======

* Less than 1%.

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(2) Includes warrants to purchase 8,761,614 shares of common stock and 134,411 shares of common stock held in the name Fields Management Inc. a wholly owned subsidiary of Riverview Financial Corp.
(3) Includes 192,256,976 shares of common stock beneficially owned by Riverview Financial Corp., which is 100% owned by Randall K. Fields.
(4) Includes options to purchase 875,000 shares of common stock.
(5) Includes options and warrants to purchase 4,667,362 shares of common stock.
(6) Includes options to purchase 4,838,601 shares of common stock.
(7) Includes options to purchase 350,000 shares of common stock.
(8) Includes options to purchase 200,000 shares of common stock.

                      ADDITIONAL AND AVAILABLE INFORMATION

         Park City Group is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

         Park City Group's Annual Report on Form 10-KSB for the year ended June 30, 2005 and Quarterly Reports on Form 10-QSB's, for the quarters ended September 30, 2005, December 31, 2005, and March 31, 2006 herein by this reference.

         We will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

         All documents filed by Park City Group pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                                   CONCLUSION

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Decreased Capital Proposal and the Reverse Split Proposal. Your consent to these Proposals is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATION PURPOSES ONLY.

                           COMPANY CONTACT INFORMATION

         All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                              Park City Group, Inc.
                           333 Main Street, Suite 300
                               Park City, UT 84060
                                 (435) 649-2221


                                             By order of the Board of Directors:

                                              /s/ Randall K. Fields
                                             Chief Executive Officer